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                                                                   EXHIBIT 10.26

                                                                         ANNEX A

                       RESEARCH AND DEVELOPMENT AGREEMENT

                                    THE SIGN

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                       RESEARCH AND DEVELOPMENT AGREEMENT

                              THE SIGN 1.0 VERSION

                                  JULY 14, 2004

               SHENGQU INFORMATION TECHNOLOGY (SHANGHAI) CO., LTD.

                SHANGHAI SHENGJIN SOFTWARE DEVELOPMENT CO., LTD.

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THIS RESEARCH AND DEVELOPMENT AGREEMENT (the "Agreement"), is made and entered into as of ________, 2004 (the "Effective Date") by and between:

SHENGQU INFORMATION TECHNOLOGY (SHANGHAI) CO., LTD. ("Shengqu"), with offices at Room 638-7, Building 2, 351 Guoshoujing Road, Zhangjiang Hi-Tech Park, Shanghai, the People's Republic of China (the "PRC"); and

SHANGHAI SHENGJIN SOFTWARE DEVELOPMENT CO., LTD. ("Shengjin"), with offices at Room 621, Building 3, 200 Zhangheng Road, Zhangjiang Hi-Tech Park Shanghai, the PRC.

                                    RECITALS

WHERES, Shengqu desires to sponsor research for an online game known as The Sign (the "Game") in accordance with the scope of work as set out in Annex 1 ("Statement of Work") to this Agreement; and

WHERES, Shengjin has the facilities, equipment and employees to provide research services, and Shengjin wishes to carry out the research and provide the results of the work to Shengqu as set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and other terms and conditions contained herein, and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereby agree as follows:

1.    RESEARCH PROJECT

1.1 In developing the Game, Shengjin will use its best efforts to include the effects set forth below:

1.1.1 Weather Effects: rain, snow, daytime and nighttime and moving fog system.

1.1.2 360 degree camera angles that can be rotated and operated.

1.1.3 Scene effects: the waving of the grass, flying butterflies in the grass flutters, the waving of trees branches and leaves, the floating of flags, the waving of dandelions, flying fireflies at night, water ripple effect, shadow effect of torches, semitransparent effect of buildings when blocked, no roofs of buildings when entered and basic altitudes fluctuations of territories.

1.1.4 Technical effects: physical attack, magic attack (missile, fixed position, duration on fixed position), registered users, server selections, character creation, chat system, channel system, guild message, abandoning and picking up of items, quest system (show messages of non-player characters, choose the options), trade system.

1.1.5 Magic effects: fireball with orbit, downpour of lightning and aura effect around the characters.

1.2 The software for the Game will use a 3D engine that requires higher hardware specifications in order to display the 3D graphics. The servers for the Game will adopt the cluster server

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         technology during the development period, which can support any numbers of servers to make up a cluster, in order to increase the number of players that can play the game at the same time. The server system allows a large quantity of scenes to be created, meaning the scenes and rules of the game can be updated according upon the request of players or for other reasons. For maintaining fairness of the game, avoidance of unnecessary conflicts between old players and new players, servers will not have any communication function, which means the game information of each server will not be able to be used by other servers.

1.3 The hardware environment for the game will be IBM PC and IBM-compatible PC. CPU requirement will be Celeron 500 or above. The lowest requirement of video card will be MX400 3D accelerator card or compatible 3D cards. The lowest memory requirement will be 128M. The lowest requirement of hard disk will be 1G. The internet speed requirement will be modem or XDSL with more than 33.6Kbps connection. The operation system will be MS WIN9X, ME, WIN XP, WIN2000 and Windows NT 4.0 or above versions.

2.       TECHNICAL INDICATORS AND PARAMETERS OF THE PROJECT

2.1 Game research and develop procedure includes two independent projects: the network-side and engine-side.

2.2 The project is divided into two software projects, a 3D engine project called "Speed Engine" and a logic project called "Game Client". The Game shall adopt Microsoft(R) Visual C ++, NET and Microsoft(R). DirectX 9.0. Microsoft(R), Direct 3D, WinSock2.0 and Direct Sound DirectInput will also be used in connection with the research project.

2.3 The main technical indicators and parameters of the project shall be as follows:

2.3.1    Support skeleton animation and oriented animation at the same time.

2.3.2 Display the dynamic effects of lights and shadows through a real-time calculation system.

2.3.3 Support a switch system between low-resolution texture resources and high-resolution texture resources.

2.3.4    Use a dynamic lighting hardware mode.

2.3.5 Support a multi-level 3D senior setting to meet the requirement of different computers.

2.3.6    Carry on compatible test and judging code for various video cards.

2.3.7    Read multi-thread data resource.

2.3.8 Support the alpha channel display for large-scale TGA and semitransparent display for models.

2.3.9    Adopt the preloading technology for big-map scenes.

2.3.10 Include 3D game perspective capability. The first visual angle will be an oblique visual angle of 45 degrees, with the game characters are in the center of the screen with mouse wheel to adjust near and far. The mouse wheel will be able to move to the left or right edge of the screen with 360 degree free rotating. The second visual angle will be a horizontal visual angle, which users can switch to by pressing the tab key on their keyboard.

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3.    DEVELOPMENT SCHEDULE

The time schedule for the research project is set forth in Annex 1 to this agreement.

4.    PAYMENT

4.1   The total payment Shengqu shall pay to Shengjin is estimated RMB
      6,000,000.

4.2 Shengqu will notify Shengjin when open testing of the Game begins and Shengjin will provide Shengqu with an initial invoice. Shengqu will then pay RMB 500,000 (the "Initial Payment") to Shengjin within thirty (30) days of receipt of Shengjin's invoice.

4.3 Shengqu will notify Shengjin when the Game is commercially launched and Shengjin will provide Shengqu with an additional invoice. Shengqu will then pay RMB 1,500,000 (the "Second Payment" and together with the Initial Payment, the "Research Fee") to Shengjin within 90 days of receipt of the additional invoice.

4.4 After the Game has been commercially launched, Shengqu will pay to Shengjin a monthly royalty fee (the "Royalty Fee" and together with the Research Fee, the "Total Fee") equal to: (i) 10% of the net income derived from the sale of pre-paid game card points for the Game if the average concurrent user for the month exceeds 50,000 or (ii) 5% of the net income derived from the sale of pre-paid game card points for the Game if the average concurrent users for the month is less than 50,000. The Royalty Fee shall initially be offset against the Research Fee, with Shengqu paying the Royalty Fee to Shengjin only to the extent that the aggregate Royalty Fee exceeds the Research Fee.

4.5 Shengqu will provide Shengjin with an income statement setting forth the net income derived from the sale of pre-paid game cards during a particular month by the 15th day of the next month. Shengqu will pay the Royalty Fee for a particular month, if any, by the 30th day of the next month.

4.6 The parties agree Shengqu has no obligation to pay the Royalty Fee for the first 30 days following the commercial launch of the Game.

5.    FULFILLMENT

5.1 The term of this Agreement shall be for a period of twenty four (24) months begging on March 25, 2003.

5.2 Upon the completeness of the Game's developing work, Shengjin will deliver the source code compact disc of the Game and relevant technological files, records and documents to Shengqu.

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6.    COOPERATION AND GUIDANCE OF THE PROJECT

Shengjin shall use its best efforts to resolve any technical problems in connection with the Game upon the request of Shengqu.

7.    OWNERSHIP OF THE PROJECT

The rights to any technologies, processes, patentable rights or material that can be copyrighted that is developed in connection with this research project shall belong to Shengqu.

8.    THE CRITERIA AND METHODS OF TESTING

Shengqu will organize the testing and acceptance of this project and provide a certification after the Game reaches the technical indicator and parameter set forth in Section 2 and Annex 2.

9.    GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the PRC.

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INWITNESS WHEREOF, Shengqu and Shengjin have each caused this agreement to be executed and delivered by a duly representative, officer or agent, effective as of the effective date hereof.

SHENGQU INFORMATION TECHNOLOGY (SHANGHAI) CO., LTD.

By: /s/ Tianqiao Chen
   __________________________
Name:  Tianqiao Chen
Title: Executive Director

SHANGHAI SHENGJIN SOFTWARE DEVELOPMENT CO., LTD.

By: /s/ Qunzhao Tan
   ___________________________
Name:  Qunzhao Tan
Title: Supervisor

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                                                                         Annex 1

Development Schedule

Commencing on March 25, 2003

Milestone 1: Completed by March 25, 2003:(First Phase)

Program:

Outline the game engine and develop the technical interface.

Complete parts of the frame documents of the 3D engine (graphical client
software).                                                                                One or two
                                                                                             Weeks
Make the maps as grids in the game to meet the requirements of the present servers.

Complete the dynamical load and release map grids function. Complete amendment of map boarders and the necessary support for large maps with a size of over 2048.

Complete 3D MAX 5.0 new version plug-in of character animation output (including skeletons, animations, modeling).

Complete character display tools (including skeletons, animations, modeling data loading, action selection, modeling selection).

Change dress effect of the weapon /costume model texture.

Complete weather effects: rains, snows, daytime and night time, real time changing colorful fog system.

Complete 360 degrees of camera angles that can be rotated and operated; in advanced mode, the camera angles can be adjusted by high/low angels.

Realize advanced effects of sky and floating clouds.

Complete 360-degree effects: flying butterflies, the weaving of dandelion, the flying fireflies at night, shadow effects of torches, the semitransparent effect of buildings when blocked.

Model de-polygon technology of 3D and improve the rendering speed of the game.

Decrease the number of polygons, according to the distance between camera and scene/character.

Complete 3D MAX 5.0 plug-ins of character modeling/action input.

Modify the codes of present game engine (character part).                                 Milestone 1

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
Demonstration effects of Milestone 1:

Standard demonstration program of 3D client software.

A complete demonstration of character costume changes and attack new spawned
NPC.

Edit and show a super large-scale space (3x3 maps scenes).

Float sky effects from looking down angel.

Realize physical attacking, magic attacking (missile, fixed position, duration on fixed position).

Complete magic effects: fireball with orbit, downpour of lightning, aura effect around the characters, etc.

Milestone 2: Completed by May 25: (Second Phase)

Finish the procedure documents of the network messages and response control.

Finish the document of the base part of the engine (base part, amendment part, character system, scene).

Complete dynamic light & shadow system:

Offer strong vision effect and environment reality to the player who has best setting, and bring a new highlight to the engine. Complete aperture effects around character, and firebrand illuminate the surrounding environment and light glittering.

Complete footprint effects: major players walk on the sand or glass ground,               Program
leaving a trail of footprint which gradually disappears.

Complete sandstorm and falling-leafage effects: the natural condition of the desert.

Complete the optimization of water surface effects.

Optimize mapping animation on the water surface, and open the flash of the water surface.
Complete operation performance monitoring module.
Notice the players through the configuration of hardware and FPS and make the players run at a suitable speed.

Mini-map and special points to indicate other players. For example, yellow points shall mean team players, blue points shall mean others and red points shall mean spouse.

Complete the test program of operation environment of video card / OS.
Analyze the environment and compatibility and make sure the compatibility of

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
the client software is powerful enough.
Make sure four kinds of video cards (Nvida, ATI, voodoo and sis which be usually integrated) running properly.
Complete scene movie: flying eagles, elves around the major characters.
Optimization of smooth turning when walking.

Complete "system option" function and interface.
Amend the interfaces of trading, according to The World of Legend.
Optimize the lighting of engine.

Milestone 3: Completed by June 28: (Third Phase)

Complete sandstorm effects.

Operate performance monitoring module.
Notice the players through the configuration of hardware and FPS, and make the players run at a suitable speed.

Analyze the respective time cost of rendering territory surface, items, characters, attributions, interfaces, find out the way to optimize.
Complete large-scale rendering test, stability test of over 200 characters on the same screen.

Make special skills editor.                                                              Program

Complete all present effects and functions.
Operate DEMO programs of video cards / system.
Return to the system configuration when demo is finished, and acquiring the bug report and returning to servers.

Finish the modification of file format and layout of client-side directories (package of source files).
Complete new client-side directory and utilization.
Name of cpp files.
Name of files.

Milestone 3:                                                                             Milestone 3

Complete Demo of client-side (realize basic controls).

Data collection servers must complete the function to collect bugs report from users.

Improve waling, running, emotion, attacking controls.

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Company-internal test is started dated November 28, 2004:

Milestone              Description
---------              -----------
                       Complete physical attacks, magic attack (missile, fixed
                       position, duration on fixed position), user registration,
                       server selection, character creation, chatting system,
                       channel system, guild information, dropping and picking
                       up items, quest system (NPC words, answers options), trade system.

November 28, 2003      Complete effects of character: changing of costumes of five body parts, changing of weapons, moves including attack, walk, etc.

                       Complete magic effects: fireball with orbit, downpour of lightning, aura effect around the characters, etc.

                       Complete other basic functions of close testing version of MMORPG.

Close test version,
                       System integration, debugging is successful, client software program shall be
December 25, 2003      finished, including auto-patch programs.

January 29, 2004
CD-ROM of client-      Open testing
side finished

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                                                                         Annex 2

THE CRITERIA AND METHODS OF TESTING

1) Status of the Game software: Software development shall meet the requirement functions of the Game and can support future version upgrades, improvement of functions and modifications.

2) Status of the database software: can maintain (i) character information for 200,000 active players on a single cluster and (ii) user accounts information without restriction in a single district.

3) Status of network platform: use self-developed Window Socket communication module completed and can support the stable communication of 300 connections concurrently.

4) Plan: Through plan document, the basic structure and different systems of the game are established and the plan is realized through the function characteristic and/or performance characteristic.

5) Graphics of the game: Game graphics accord with Game's confirmed whole style, design and make, confirms and integrated from the procedure through the art designer, have well realized the demand that is planned.

6) Shengqu's product management center shall be responsible for the test of the Game, and submit the bugs and defects reports to Shengjin. Shengjin shall amend the Game until Shengqu confirms the performance with a written consent.

      Procedure including:

    i. Shengqu shall re-load all the data and tables into database, and then conduct the complete test. Shengqu shall check whether the game is under proper operation, and all settings of data tables are correct or not.

    ii. Designer shall test the functions one by one according to the function lists until confirming all the functions are realized according to the related document.

    iii. Shengqu shall make sure all fatal bugs are resolved.

    iv. Shengqu shall use test programs to detect the operation of client software and server software, and ensure no problems such as memory leaking or other fatal defects occur during two consecutive days.

    v.   All documents are described properly.

    vi. Shengqu shall manufacture the installing CD, executive regular procedures and operation to make sure the software can be installed and run properly.

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